                                                      PURSUANT TO RULE 424(b)(3)
                                                              FILE NO. 333-87033

                              PROSPECTUS SUPPLEMENT
                       TO PROSPECTUS DATED MARCH 27, 2000


                          AMYLIN PHARMACEUTICALS, INC.

                  --------------------------------------------


       The following represents an amendment to the table of Security Holders appearing on page 15 of the prospectus dated March 27, 2000. Security Holders named in the prospectus who are not represented in the following table hold such number of shares set forth in the table appearing on page 15 of the March 27, 2000 prospectus as of the date of such table.


                                                   SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                                    OWNED PRIOR TO THE                      OWNED AFTER THE
                                                         OFFERING        SHARES OFFERED       OFFERING(2)
                                                   -------------------      BY THIS        -------------------
SECURITY HOLDERS(1)                                 NUMBER      PERCENT    PROSPECTUS       NUMBER     PERCENT
-------------------------------------------------------------------------------------------------------------
Funds Managed by Domain Associates,
LLC(3)  .....................................      4,441,131      7.0%     4,352,091         89,040      *
Lawrence F. DeGeorge ........................        862,919      1.4%        11,419        851,500      1.4%
The Chase Manhattan Bank, as Trustee
for First Plaza Group Trust .................         95,155      *           95,155              0       --
The Northern Trust Company as Trustee
of the Lucent Technologies Inc. Master
Pension Trust  ..............................         81,643      *           81,643              0       --
HarbourVest Partners V - Partnership
Fund L.P. ...................................         65,249      *           65,249              0       --
Mellon Bank, N.A., Trustee for the
Bell Atlantic Master Trust ..................         59,793      *           57,093          2,700       *
Leeway & Co. ................................         59,674      *           51,574          8,100       *
The Mohawk River Fund L.P. ..................         57,093      *           57,093              0       --
The Ford Foundation .........................         57,093      *           57,093              0       --



                                       1.

                                                       SHARES BENEFICIALLY                         SHARES BENEFICIALLY
                                                        OWNED PRIOR TO THE                           OWNED AFTER THE
                                                            OFFERING          SHARES OFFERED          OFFERING (2)
                                                       -------------------       BY THIS           -------------------
SECURITY HOLDERS(1)                                    NUMBER       PERCENT     PROSPECTUS         NUMBER      PERCENT
----------------------------------------------------------------------------------------------------------------------
The Board of Trustees of the Leland
Stanford Junior University ..................          38,062          *          38,062               0          --
Boston Safe Deposit & Trust Company,
as Trustee for the SBC Master Pension
Trust........................................          38,062          *          38,062               0          --
The Church Pension Fund .....................          38,062          *          38,062               0          --
Nassau Capital Funds L.P. ...................          38,062          *          38,062               0          --
Gothic Corporation ..........................          30,449          *          30,449               0          --
University of Notre Dame du lac .............          30,449          *          30,449               0          --
Boston Safe Deposit & Trust Company
for Endowment Venture Partners III, L.P. ....          28,546          *          28,546               0          --
University of Southern California ...........          26,644          *          26,644               0          --
Sofinov, Societe Financiere
D'Innovation Inc. ...........................          22,837          *          22,837               0          --
American Bible Society ......................          18,074          *           7,612               0          --
Knightsbridge Venture Capital IV, L.P. ......          11,419          *          11,419               0          --
California Institute of Technology ..........          11,419          *          11,419               0          --
Trustees of Boston University ...............          11,419          *          11,419               0          --
Robert M. & Janice G. Davidson ..............          11,419          *          11,419               0          --
Genentech, Inc. .............................          11,419          *          11,419               0          --
HarbourVest Partners V - Parallel
Partnership Fund L.P. .......................          10,875          *          10,875               0          --
Alexandria Real Estate Equities, L.P. .......           9,378          *           4,378           5,000          *
Employees' Retirement Plan of Duke
University...................................           7,612          *           7,612               0          --
Mitsui & Co. (U.S.A.), Inc. .................           7,612          *           7,612               0          --
Crossroads 1997 Asset Allocation II, L.P.....           5,710          *           5,710               0          --



                                       2.

                                                      SHARES BENEFICIALLY                        SHARES BENEFICIALLY
                                                       OWNED PRIOR TO THE                          OWNED AFTER THE
                                                           OFFERING         SHARES OFFERED           OFFERING(2)
                                                      -------------------      BY THIS           -------------------
SECURITY HOLDERS(1)                                   NUMBER      PERCENT     PROSPECTUS         NUMBER      PERCENT
-------------------------------------------------------------------------------------------------------------
Crossroads 1997 Venture Capital
Programme I, L.P. ...........................          5,710          *          5,710              0          --
Knightsbridge Netherlands II L.P. ...........          3,806          *          3,806              0          --
Crossroads 1997 Asset Allocation I,
L.P. ........................................          3,806          *          3,806              0          --
Crossroads 1997 Venture Capital I, L.P. .....          3,806          *          3,806              0          --
                                                                                                               --

----------
*Less than 1%

       (1) This table is based upon information supplied to us by the Security Holders as of July 11, 2000.

       (2) Assumes the sale of all of the shares that may be offered for resale for the account of the Security Holders pursuant to this prospectus.

       (3) Includes 4,115,046 shares held by Domain Partners IV, L.P., 122,559 shares held by DP IV Associates, L.P., 67,670 shares held by Mr. James C. Blair and 21,370 shares which Mr. Blair has the right to acquire within 60 days of the date of this table pursuant to outstanding options. The number also includes 114,486 shares held by One Palmer Square Associates IV, all of which are included in the amount offered by this prospectus in the table. Mr. Blair is a member of the Board of Directors of Amylin and a managing member of One Palmer Square Associates IV, LLC. One Palmer Square Associates IV, LLC is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P.



           The date of this Prospectus Supplement is August 24, 2000.